AMENDMENT

AMENDMENT made as of April 23, 2010 to that certain Amended and Restated Transfer Agency and Service Agreement made as of May 29,2007 (the "TA Agreement"), between each of the investment companies listed in Exhibit A hereto including any series thereof (the "Fund") and Prudential Mutual Fund Services LLC ("PMFS"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the TA Agreement.

WHEREAS, the parties wish to amend the TA Agreement to add certain funds and or series thereof as parties to the TA Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Exhibit A of the TA Agreement shall be amended as set forth in this Amendment, attached hereto and made a part hereof.

2. Each party represents to the other that this Amendment has been duly executed.

3. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4. This Amendment shall become effective for each Fund as of the date of first service as listed in Exhibit A hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the TA Agreement shall be a reference to the TA Agreement as amended hereby. Except as amended hereby, the TA Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund and PMFS have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON EXHIBIT A HERETO

By:           /s/ Scott E. Benjamin
Scott E. Benjamin
Title:           Vice President

PRUDENTIAL MUTUAL FUND SERVICES LLC

By:           /s/ Hansjerg P. Schlenker
Hansjerg P. Schlenker
Title:           Vice President

EXHIBIT A

FUNDS AND PORTFOLIOS

Effective April 23, 2010

Cash Accumulation Trust
Liquid Assets Fund
Prudential Global Real Estate Fund
Prudential Global Total Return Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential High Yield Fund, Inc.
Prudential Institutional Money Market Fund, Inc.
Prudential Investment Portfolios, Inc.
Prudential Asset Allocation Fund
Prudential Conservative Allocation Fund
Prudential Growth Allocation Fund
Prudential Jennison Growth Fund
Prudential Jennison Equity Opportunity Fund
Prudential Moderate Allocation Fund
Prudential Investment Portfolios 2
Prudential Core Short-Term Bond Fund
Prudential Core Taxable Money Market Fund
Prudential Investment Portfolios 3
Prudential Jennison Select Growth Fund
Prudential Strategic Value Fund
Prudential Jennison Market Neutral Fund
Prudential Investment Portfolios 4
Prudential Muni High Income Fund
Prudential Investment Portfolios 5
Prudential Jennison Conservative Growth Fund
Prudential Small-Cap Value Fund
Prudential Investment Portfolios 6
Prudential California Muni Income Fund
Prudential Investment Portfolios 7
Prudential Jennison Value Fund
Prudential Investment Portfolios 8
Prudential Stock Index Fund
Prudential Investment Portfolios 9
Prudential Large-Cap Core Equity Fund
Prudential Investment Portfolios, Inc.
Prudential Jennison Equity Income Fund
Prudential Mid-Cap Value Fund
Prudential Investment Portfolios 11
Prudential Government Securities Money Market Fund
Prudential Jennison 20/20 Focus Fund
Prudential Jennison Blend Fund, Inc.
Prudential Jennison Mid-Cap Growth Fund, Inc.
Prudential Jennison Natural Resources Fund, Inc.
Prudential Jennison Small Company Fund, Inc.
Prudential Money Mart Assets, Inc.
Prudential National Muni Fund, Inc.
Prudential Sector Funds, Inc.
Prudential Financial Services Fund
Prudential Jennison Health Sciences Fund
Prudential Jennison Utility Fund
Prudential Short-Term Corporate Bond Fund, Inc.
Prudential Small-Cap Core Equity Fund, Inc.
Prudential Total Return Bond Fund, Inc.
Prudential World Fund, Inc.
Prudential International Equity Fund
Prudential International Value Fund

The Prudential Variable Contract Accounts-2

The Prudential Variable Contract Account-10
The Prudential Variable Contract Account-11

Target Funds

Target Asset Allocation Funds
Target Conservative Allocation Fund
Target Growth Allocation Fund
Target Moderate Allocation Fund

The Target Portfolio Trust
Intermediate-Term Bond Portfolio
International Bond Portfolio
International Equity Portfolio
Large Capitalization Growth Portfolio
Large Capitalization Value Portfolio
Mortgage Backed Securities Portfolio
Small Capitalization Growth Portfolio
Small Capitalization Value Portfolio
Total Return Bond Portfolio
U.S. Government Money Market Portfolio

Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio
AST Advanced Strategies Portfolio
AST Aggressive Asset Allocation Portfolio
AST AllianceBernstein Core Value Portfolio
AST AllianceBernstein Growth and Income Portfolio
AST American Century Income & Growth Portfolio
AST Balanced Asset Allocation Portfolio
AST Bond Portfolio 2015
AST Bond Portfolio 2016
AST Bond Portfolio 2017
AST Bond Portfolio 2018
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Capital Growth Asset Allocation Portfolio
AST CLS Growth Asset Allocation Portfolio
AST CLS Moderate Asset Allocation Portfolio
AST Cohen & Steers Realty Portfolio
AST DeAM Large-Cap Value Portfolio
AST Federated Aggressive Growth Portfolio
AST FI Pyramis® Asset Allocation Portfolio
AST First Trust Balanced Target Portfolio
AST First Trust Capital Appreciation Target Portfolio
AST Global Real Estate Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST Goldman Sachs Mid-Cap Growth Portfolio
AST Goldman Sachs Small-Cap Value Portfolio
AST High Yield Portfolio
AST Horizon Growth Asset Allocation Portfolio
AST Horizon Moderate Asset Allocation Portfolio
AST International Growth Portfolio
AST International Value Portfolio
AST Investment Grade Bond Portfolio
AST Jennison Large Cap Growth Portfolio
AST Jennison Large Cap Value Portfolio
AST JPMorgan International Equity Portfolio
AST J.P. Morgan Strategic Opportunities Portfolio
AST Large-Cap Value Portfolio
AST Lord Abbett Bond-Debenture Portfolio
AST Marsico Capital Growth Portfolio
AST Mid-Cap Value Portfolio
AST MFS Global Equity Portfolio
AST MFS Growth Portfolio
AST Money Market Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman/LSV Mid-Cap Value Portfolio
AST Neuberger Berman Small-Cap Growth Portfolio
AST Parametric Emerging Markets Equity Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST PIMCO Total Return Bond Portfolio
AST Preservation Asset Allocation Portfolio
AST QMA US Equity Alpha Portfolio
AST Schroders Multi-Asset World Strategies Portfolio
AST Small Cap Growth Portfolio
AST Small Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST T. Rowe Price Large Cap Growth Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Western Asset Core Plus Bond Portfolio

The Prudential Series Fund
Conservative Balanced Portfolio
Diversified Bond Portfolio
Equity Portfolio
Flexible Managed Portfolio
Global Portfolio
Government Income Portfolio
High Yield Bond Portfolio
Jennison 20/20 Focus Portfolio
Jennison Portfolio
Money Market Portfolio
Natural Resources Portfolio
Small Capitalization Stock Portfolio
Stock Index Portfolio
Value Portfolio
SP Davis Value Portfolio
SP Growth Asset Allocation Portfolio
SP International Growth Portfolio
SP International Value Portfolio
SP Mid-Cap Growth Portfolio
SP Prudential U.S. Emerging Growth Portfolio
SP Small Cap Value Portfolio
SP Strategic Partners Focused Growth Portfolio

Prudential’s Gibraltar Fund, Inc.

End of Exhibit A